EXHIBIT 10.43


    STOCK PUT/CALL OPTION AND SUCCESSOR DESIGNATION AGREEMENT


     This Stock Put/Call Option and Successor Designation Agreement (the "Agreement") is made effective as of this ____ day of ________, 1997 by and among Richard H. Villa, D.D.S., Inc., a professional corporation (the "PC") incorporated under the laws of the Commonwealth of Virginia (the "State"); Richard H. Villa, D.D.S. ("Dr. Villa") who is duly licensed to practice orthodontics in the State; Omega Orthodontics, Inc., a Delaware corporation ("OMEGA"); and Omega Orthodontics of Virginia, Inc., a Delaware corporation (the "MSO"), with reference to the following facts.

                            RECITALS

     A. OMEGA is an orthodontic practice management company and has expertise in managing orthodontic practices including practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of orthodontic practices and providing high quality healthcare management services to orthodontic practices, directly or indirectly through management services organizations such as the MSO.

     B. OMEGA holds all of the capital stock of the MSO and acquired certain assets used in the management of the PC pursuant to the terms of that certain Affiliation Agreement and Asset
Purchase Agreement (the "Affiliation Agreement").

     C. The PC owns and operates an orthodontic practice with offices located in the facility identified in Exhibit A (the "Orthodontic Office") and furnishes orthodontic care to the general public through the services of Dr. Villa affiliated with the PC.

     D.    The  PC  and  the MSO have entered into  that  certain
Management   Services   Agreement   (the   "Management   Services
Agreement") dated as of even date herewith for the management by the MSO of the non-orthodontic business affairs of the PC.

     E. Dr. Villa owns all of the capital stock (the "Capital Stock") of the PC and desires to provide for successor ownership upon the occurrence of certain events. When used in this Agreement, the term "Capital Stock" shall mean all of Dr. Villa's right, title, interest and estate in and to all of the issued and outstanding stock in the PC, including any stock hereafter issued and any rights to any additional stock and any preemptive rights, warrants and instruments of like effect, as set forth on Exhibit B.

     F. Dr. Villa has agreed to grant to the MSO, and the MSO desires to acquire from Dr. Villa certain rights, including but not limited to, the right to designate the successor purchaser (the "Designated Successor") of all or any part of the issued and outstanding Capital Stock upon the occurrence of certain events.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PC, Dr. Villa, the MSO and OMEGA agree as follows:

     1. Defined Terms. The capitalized words and expressions used in this Agreement, but which are not defined herein shall, unless the context otherwise requires, have the same meaning as they are given in the Management Services Agreement.

     2. Put Option. The MSO shall have the option (the "Put Option") to require the PC, upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement, to:

          (a) Purchase from the MSO at book value all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Office, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the balance sheet as of the end of the month immediately preceding the date of such termination or expiration prepared in accordance with GAAP (the "Balance Sheet") to reflect operations of the MSO in respect of the Orthodontic Office, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

          (b) Purchase, by obtaining an assignment from the MSO, at book value, the right to receive payments for breach of the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Villa contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

          (c) Assume all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Office.

If the MSO desires to exercise its Put Option, the MSO shall give written notice of such election to the PC and Dr. Villa at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Put Option. Any exercise of the Put Option by the MSO shall be made by an aggregate payment of the amounts computed under Clauses (a) and
(b) of this Section 2 (collectively, the "Put Price").

     3.    Call  Option. The PC shall have the option (the  "Call
Option")  to require the MSO, upon termination of the  Management
Services Agreement by the PC under Section 10.1 thereof, to:

          (a) Sell to the PC all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Office, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the Balance Sheet to reflect operations of the MSO in respect of the Orthodontic Office, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

          (b) Assign to, or grant a waiver in favor of, the PC, the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Villa contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

          (c) Assign to the PC (which it shall assume) all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Office.

If the PC desires to exercise its Call Option, the PC shall give written notice of such election (the "Call Option Notice") to the MSO at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Call Option. Any exercise of the Call Option by the PC shall be made by an aggregate payment to the MSO of an amount equal to the sum of (x) the amount of cash paid to Dr. Villa under Section 2.1(b)(i) of the Affiliation Agreement, plus (y) the original principal amount of the Purchase Note issued to Dr. Villa under
Section 2.1(b)(ii) of the Affiliation Agreement, plus (z) the value of that number of shares of Omega Common Stock issued to Dr. Villa under Section 2.1(b)(iii) of the Affiliation Agreement, such value to be determined by multiplying such number of shares by the average of the last sales (closing) price for Omega's Common Stock on Nasdaq (or a national securities exchange) for the five (5) trading days ending on the Friday immediately preceding the date the Call Option Notice is delivered to the MSO (collectively, the "Call Price").

     4.    Closing and Delivery. The closing ("Closing")  of  the
exercise by the MSO of the Put Option under Section 2 or  of  the exercise by the PC of the Call Option under Section 3, as the case may be, shall be at the offices of Miller & Holguin, 1801 Century Park East, Suite 700, Los Angeles, California 90067, on the date specified for such Closing in the written notice of election to exercise such Put Option or Call Option, as the case may be, or at such other location and on such other date as the parties may mutually determine. At the Closing, the PC, at its election, shall pay cash, or a combination of cash, cancellation of the Purchase Note if the amount payable thereunder has not been previously paid, and return of the shares of Omega Common Stock received by Dr. Villa under Section 2.1(b)(iii) of the Affiliation Agreement, such shares to be valued as provided for in Section 3 hereof, pursuant to exercise by the MSO of the Put Option or the PC of the Call Option, as the case may be. The PC and Dr. Villa shall execute such documents as may be required by the MSO to assume the liabilities set forth in Section 2(c) or 3(c), as the case may be, and shall use their respective best efforts to remove the MSO from any liability with respect to such repurchased assets and with respect to any property leased or subleased by the MSO. From and after any such Closing, each party shall provide to the other parties reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it. In addition, following any such Closing, the MSO or its designee shall have reasonable access during normal business hours to the PC's records, including patient records regarding records of collections, expenses and disbursements as kept by the MSO in performing its obligations under the Management Services Agreement, and the MSO may copy any or all such records.

     5.   Successor Designation Option.

          (a) Upon termination of the Management Services Agreement by the MSO under Section 10.2 thereof or upon expiration of the Term of the Management Services Agreement or upon the happening of any of the following events (each of such termination, expiration or event being hereinafter referred to as a "Transfer Event"), the MSO shall have the option (the
"Designated Successor Option") to designate a Designated Successor to purchase all or any portion of the Capital Stock then held by Dr. Villa:

               (i)  the death of Dr. Villa;

               (ii) if Dr. Villa is determined to be permanently disabled so as to be unable to render any professional services on behalf of the PC, as determined in accordance with paragraph
(b) of this Section 5 below;

               (iii)     if Dr. Villa voluntarily terminates  his
employment  without  first  proposing  and  obtaining  the  MSO's
approval   of   a   proposed  qualified  successor   orthodontist
reasonably acceptable to the MSO on behalf of the PC;

               (iv)  if   Dr. Villa acts in a criminal or grossly
negligent manner with respect to the performance of professional orthodontic services rendered or to be rendered on behalf of the PC;

               (v)    if   Dr.  Villa  becomes  hospitalized  for
alcohol or drug abuse;

               (vi) if  Dr. Villa is convicted of a felony;

               (vii)      if  Dr. Villa loses his license  or  is
otherwise determined to be disqualified from rendering services as an orthodontist for the PC by the applicable dental or other comparable regulatory board of the State;

               (viii)     if Dr. Villa's shares of Capital  Stock
are or are to be transferred voluntarily or by operation of law to any person who is a "disqualified person," as defined in the professional corporation statute of the Laws of the State;

               (ix) if Dr. Villa voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors;

               (x) if Dr. Villa is subjected involuntarily to such a petition or assignment, or any creditor or other persons obtains an attachment or other legal or equitable interest in any shares of the Capital Stock of Dr. Villa and such involuntary petition, assignment, attachment or interest is not discharged within sixty (60) days after creation;

               (xi)  if   Dr.  Villa is required to transfer  any
shares of Capital Stock by reason of a judgment, court order or decree or by operation of law;

               (xii) if Dr. Villa retires within the meaning of Clause (c) of this Section 5; or

               (xiii) if Dr. Villa desires to sell any of his shares of Capital Stock to another orthodontist as contemplated under Section 6 hereof.

          (b) For purposes hereof, "permanent disability" means any illness, injury, disease or condition, whether mental or physical, which, for a continuous period of thirty (30) days, (i) prevents Dr. Villa from performing his duties competently and adequately as determined by the MSO, or (ii) substantially impairs the PC's or Dr. Villa's ability to practice orthodontics.

          (c) For purposes hereof, Dr. Villa shall "Retire" on the date when Dr. Villa voluntarily withdraws from the practice of orthodontics at whatever age or for whatever reason and notifies the PC that he desires to be regarded as "Retired" and fails to have first proposed and obtained the MSO's approval of a qualified successor orthodontist reasonably acceptable to the MSO.

     6. Successor Designation Option Exercise. Except as otherwise provided herein, upon exercise of the Successor Designation Option, the Designated Successor may purchase all or any part of the Capital Stock. The failure of the MSO to exercise this Successor Designation Option as to all of the Capital Stock at any one time shall not limit the MSO's right to exercise the Successor Designation Option with respect to any remaining Capital Stock at any time during the term of this Agreement. The Successor Designation Option shall also be exercisable by the MSO as provided in Section 8 below.

     7. Exercise Notice. Any exercise of the Successor Designation Option shall be accompanied by a written notice (the "Successor Designation Exercise Notice") to Dr. Villa (or his successor or representative), specifying the name and address and including information showing the qualifications and suitability of the Designated Successor to conduct or perform professional services on behalf of the PC and number of shares of Capital Stock of Dr. Villa as to which the Successor Designation Option is being exercised. Upon the MSO's exercise of the Successor Designation Option in respect of any event described in Section 5(a)(iii) through (xiii) as to all of the shares of Capital Stock of Dr. Villa, Dr. Villa shall execute a Non-Competition Agreement in the form attached hereto as Exhibit C. The MSO may, at any time, cancel any Successor Designation Exercise Notice sent by it hereunder.

     8. Right of First Refusal and Sale of Stock. If Dr. Villa desires to sell any of the Capital Stock to another orthodontist (a "Purchaser"), he shall first give notice to the MSO of his intent to sell such Capital Stock ("Notice of Sale"), giving to the MSO such information as shall be reasonably requested by it to ascertain the qualifications and suitability of the Purchaser to conduct or to perform professional services on behalf of the
PC and the terms and conditions of such proposed sale to the Purchaser. Upon receipt of such Notice, the Successor Designation Option of the MSO shall become exercisable for a period of three (3) months, provided however, that the exercise price and terms of purchase of the Capital Stock shall be no less favorable to Dr. Villa than those set forth in the Notice of Sale. In the event the Successor Designation Option is not exercised during such three (3) month period, Dr. Villa may sell the Capital Stock to the Purchaser, with the consent of the MSO, which consent shall not be unreasonably withheld, upon the terms and conditions set forth in the Notice of Sale, provided however, that such sale shall be conditioned: (i) upon the Purchaser joining in this Agreement and entering into an employment agreement with the PC on such terms and conditions as may be approved by the MSO, and (ii) upon Dr. Villa executing a Non-Competition Agreement in the form attached hereto as Exhibit C.

     9.    Assignment  of the Successor Designation  Option.  The
Successor Designation Option may be assigned by the MSO or any assignee of the MSO to OMEGA or to a duly licensed orthodontist, by a written assignment, signed by both the MSO and the assignee. When the context so requires in this Agreement, the term "MSO" shall be deemed to refer to an assignee holding an assignment of the Successor Designation Option with respect to such Capital Stock, and the terms "party" and "parties" shall be deemed to include any such assignee.

     10.  Purchase Price of the Capital Stock.

          (a)   The  purchase price ("Purchase  Price")  due  and
payable by the Designated Successor upon exercise of the Successor Designation Option shall be an amount equal to the product of (a) the aggregate net amount received by the PC pursuant to Article 6 and Schedule 3 of the Management Services Agreement for the twelve (12) calendar months immediately preceding the month in which the Successor Designation Exercise Notice is delivered to Dr. Villa (or his successor or representative) multiplied by (b) a fraction, the numerator of which is the number of shares of the Capital Stock to be purchased and the denominator of which is the total number of shares of the Capital Stock outstanding at the time of such purchase.

          (b) Payment of Purchase Price. The Purchase Price upon exercise of the Successor Designation Option shall be paid by the Designated Successor executing a nonrecourse, negotiable promissory note, secured by the Capital Stock of Dr. Villa. The note shall be for a term of five (5) years, with interest payable quarterly in arrears at the mid-term Applicable Federal Rate with monthly compounding published by the Internal Revenue Service from  time  to  time in accordance with Section  1274(d)  of  the
Internal Revenue Code of 1986, as amended (the "Code") or any successor provision of the Code, provided however, that the Designated Successor shall be permitted to prepay such note at any time. Principal shall be payable in five (5) equal annual installments commencing six months after the closing date.

          (c)  Purchase From Dr. Villa's Estate.
               (i) Upon the death of Dr. Villa and receipt of a Successor Designation Exercise Notice, Dr. Villa's personal representative shall apply for and obtain any necessary court approval or confirmation of the sale of Dr. Villa's shares of Capital Stock pursuant to this Agreement. The representative of the estate of Dr. Villa and the Designated Successor shall complete such sale as soon after the date of death as practicable, but no later than 180 days after such event.

               (ii) The death of Dr. Villa's spouse, if any, shall not be considered the death of Dr. Villa for purposes of this Agreement.

               (iii) The estate of Dr. Villa shall bear, and hold the PC harmless from, all costs and expenses incurred as a result of securing any court orders, court decrees, court approvals or inheritance tax clearances required to enable the estate of Dr. Villa to transfer to the Designated Successor full legal and equitable tax-free title to the Capital Stock of Dr. Villa.

          (d) Other Purchases. Except for purchases of Capital Stock upon exercise of the Successor Designation Option pursuant to Section 5(a)(i) hereof, all other purchases of Capital Stock pursuant to such Option shall close thirty (30) days after the date of any Successor Designation Exercise Notice, unless extended by the parties.

     11.  Insurance.

          (a) In order to insure the MSO's interest in the Management Services Agreement and under this Agreement, Dr. Villa hereby consents to the acquisition and maintenance in force of a disability insurance policy and a life insurance policy on Dr. Villa ("Insurance Policies"). The life insurance policy may be in an aggregate face amount of up to three times Dr. Villa's income, as shown on the W-2 Form prepared by the PC for the most recent calendar year. Dr. Villa agrees, at the election of the MSO, to take whatever actions are necessary to facilitate the acquisition of any such Insurance Policy by the MSO.

          (b) The Insurance Policies shall name the PC as sole owner and beneficiary of such policies.

          (c) As long as the Insurance Policies provided for herein are in full force and effect, the MSO shall pay all premiums falling due on all such policies issued to it subject to this Agreement.

          (d) No insurance company that has issued or shall issue an Insurance Policy or Policies to the MSO as permitted under this Agreement shall be under any obligation with respect to the performance of the terms and conditions of this Agreement. Any such company shall be bound only by the terms of the Insurance Policy or Policies which it has issued or shall hereafter issue and shall have no liability except as set forth in its policies.

     12. Representations. The PC and Dr. Villa each represent and warrant to the MSO and OMEGA that as of the day and year first above written and during the term of this Agreement, Exhibit B is a true and complete listing of the Capital Stock, as revised from time to time pursuant to this Agreement.

     13.  Restriction on Transfer.

          (a) No Sales or Other Dispositions. Except to the extent and in the manner provided in this Agreement or with the express prior written consent of the MSO which may be granted or withheld in its absolute discretion, Dr. Villa shall not sell, assign, transfer, pledge or otherwise dispose (including by gift or otherwise) of any of his shares of the Capital Stock.

          (b) Issuance of Stock; Change in Ownership; Mergers and Consolidation. Without the prior written consent of the MSO, Dr. Villa shall not permit the PC to, and the PC shall not, during the term of this Agreement, issue any stock, other equity, or debt of the PC; permit any change in the composition or respective percentage ownership of the PC; merge, consolidate or otherwise reorganize with or into any other corporation, partnership, trade, business, or the like; amend or otherwise modify its articles of incorporation or bylaws; dissolve; or enter into any agreement with any person to do any of the foregoing without the prior written consent of the MSO.

     14. Delivery of Stock Power. Upon execution of this Agreement, Dr. Villa shall execute and deliver to the MSO, a sufficient number of assignments separate from certificates, endorsed in blank to cover all of the Stock (the "Stock Power") held of record or beneficially owned by Dr. Villa. Upon execution of this Agreement, Dr. Villa shall deliver to the MSO all certificates heretofore issued representing all of the shares of Capital Stock held of record or beneficially owned by Dr. Villa. Each such certificate shall have affixed to the back of the certificate a legend substantially as follows:

          "The rights of any holder of any share evidenced by this certificate, including the right to dispose of the securities represented by this certificate or any interest therein, are subject to and restricted by a certain Stock Put/Call Option and Successor Designation
          Agreement, dated                     , 1997, among  the
          PC, the holder hereof and the MSO and OMEGA (as defined therein). The PC will mail without charge to any holder of these shares a copy of such agreement within five (5) days of receipt by the PC of a written request therefor."

          Upon any exercise of the Successor Designation Option by the MSO, the MSO (and/or the Designated Successor) shall be authorized to complete the Stock Powers, attach them to the certificates and tender the same to the transfer agent for the PC for reissuance in the name of the Designated Successor. Upon any termination of this Agreement without exercise of the Successor Designation Option, the MSO shall return all such Stock Powers to Dr. Villa.

     15. Confidentiality. The parties shall use all good faith efforts to keep the contents of this Agreement and all other aspects of the negotiations preceding execution of this Agreement confidential. Unless required by law, the PC, Dr. Villa, and the MSO and OMEGA shall not disclose the contents of this Agreement or the negotiations leading to this Agreement to third parties without the prior written consent of the other parties. The MSO shall ensure that all of the assignees likewise comply with the obligations of confidentiality imposed by this Section, except that the MSO and the assignees may disclose the contents of such to the extent required by law or otherwise to their respective agents, representatives, contractors, and employees to the extent necessary to exercise their respective rights or perform their respective obligations hereunder.

     16. Term. The term of this Agreement shall commence as of the day and year first above written and shall terminate: (i) upon the expiration of six (6) months after the termination of the Management Services Agreement; or (ii) upon the exercise (and consummation of the transaction provided for upon such exercise) of the Put Option, the Call Option or the Successor Designation Option as to all of the Capital Stock, as the case may be (the "Term").

     17.  General

          (a)   Compliance with Law.  The PC and Dr. Villa  shall
comply  with all applicable requirements of applicable state  law
and   regulations,   and   other  licensing   and   accreditation
authorities.

          (b) Relationship of Parties. In the exercise of their respective rights and the performance of their respective obligations under this Agreement, the PC and Dr. Villa on the one hand and OMEGA and the MSO (or any assignee of the MSO) on the other hand are acting in the capacity of the grantor and grantee of an option to purchase or to designate the purchaser of shares of Capital Stock and nothing in this Agreement is intended nor shall be construed to create an employer/employee, partnership, joint venture or a landlord/tenant relationship between or among the parties.

          (c) Assignment. Notwithstanding any other provision of this Agreement, neither this Agreement nor the rights and duties of this Agreement may be assigned or delegated by the PC or Dr. Villa without the prior written consent of the MSO and OMEGA. This Agreement binds the successors, heirs, and authorized assignees of the parties.

          (d)   Counterparts.  This Agreement, and any amendments
hereto,  may  be  executed in counterparts, each of  which  shall
constitute  an  original  document,  but  which  together   shall
constitute one and the same instrument.

          (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices. Any notices required or permitted to be given hereunder by any party to another shall be in writing and shall be deemed delivered upon personal delivery, twenty-four
(24) hours following deposit with a courier for overnight delivery or seventy two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may hereafter specify in writing:

          If to the PC or Dr. Villa:
          Richard H. Villa, D.D.S.
          10120 West Broad Street Road, Suite L
          Glen Allen, Virginia 23060

          If to the MSO or OMEGA:

          Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

          (h) Amendment. This Agreement may be amended at any time by agreement of the parties, provided that any amendment shall be in writing and executed by the parties.

          (i) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely as possible within the requirements of applicable provisions of Law as determined by such a court, and
(ii) the remaining provisions will nevertheless continue in full force and effect.

          (j) Fees and Expenses. The PC, Dr. Villa and the MSO and OMEGA each shall bear their own expenses, including, without limitation, attorneys' and accountants' fees, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby.

          (k) Exhibits and Schedules. All exhibits and schedules attached to this Agreement are incorporated herein by this reference and all references herein to "Agreement" shall mean this Agreement together with all such exhibits and schedules.

          (l) Time of Essence. Time is expressly made of the essence of this Agreement in each and every provision hereof of which time of performance is a factor.

          (m) Attorneys' Fees. Should any of the parties hereto institute any action or proceeding to enforce this Agreement or any provision hereof (including without limitation, arbitration), or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder (including, without limitation, by means of arbitration), the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

          (n) Further Assurances. The parties shall take such actions and execute and deliver such further documentation as may reasonably be required in order to give effect to the transactions contemplated by this Agreement and the intentions of the parties hereto.

          (o) Rights Cumulative. The various rights and remedies herein granted to the respective parties hereto shall be cumulative and in addition to any other rights any such party may be entitled to under law. The exercise of one or more rights or remedies by a party shall not impair the right of such party to exercise any other right or remedy, at law or equity.

     18.  Alternative Dispute Resolution.

          (a)  General.

               (i) If a dispute arises under this Agreement which cannot be resolved informally by the parties, any party may invoke the procedures set forth in Exhibit D hereto and the parties agree to use these procedures, except clause (a)(ii) of this Section 18, prior to any party pursuing other available remedies. The parties will meet and attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement.

               (ii) Notwithstanding anything in this Section 18 to the contrary, nothing in this Section 18 shall preclude any party from seeking a preliminary injunction or other provisional relief, either prior to or during the proceeding provided for in this section, if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

          (b) Waiver of Jury. With respect to any dispute arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial. This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

     IN WITNESS WHEREOF, the PC, Dr. Villa, MSO and OMEGA have executed this Agreement as of the date first above written by their duly authorized representatives as set forth below.

                         "PC"

                         RICHARD H. VILLA, D.D.S., INC.
                         a Virginia professional corporation


                         By:  /s/ Richard H. Villa
                         Richard H. Villa, President

                         "Dr. Villa"


                         /s/ Richard H. Villa, D.D.S.
                         Richard H. Villa, D.D.S.


                         "MSO"

                         OMEGA ORTHODONTICS OF VIRGINIA, INC.
                         a Delaware corporation


                         By:  /s/ Robert J. Schulhof
                              Robert J. Schulhof, President

                         "OMEGA"

                         OMEGA ORTHODONTICS, INC.,
                         a Delaware corporation


                         By:  /s/ Robert J. Schulhof
                              Robert J. Schulhof, President and
                              Chief Executive Officer
                   SPOUSAL JOINDER AND CONSENT


     I am the spouse of Richard H. Villa, D.D.S., the sole Stockholder of Richard H. Villa, D.D.S., Inc. To the extent that I have any interest in any of the Capital Stock (as that term is defined in the Stock Put/Call Option and Successor Designation Agreement), I hereby join in such Agreement and agree to be bound by its terms and conditions to the same extent as my spouse. I have read the Stock Put/Call Option and Successor Designation Agreement, understand its terms and conditions, and to the extent that I have felt it necessary, I have retained independent legal counsel to advise me concerning the legal effect of this Stock Put/Call Option and Successor Designation Agreement and this Spousal Joinder and Consent.

     I understand and acknowledge that each of the MSO and OMEGA is significantly relying on the validity and accuracy of this Spousal Joinder and Consent in entering into this Stock Put/Call
Option and Successor Designation Agreement.

     Executed           this                    day            of
, 1997.



Signature:

Printed or Typed Name:___________________________


                           EXHIBIT A


                      ORTHODONTIC OFFICES


Name and Address

Richard H. Villa, D.M.D., P.C.
10120 West Broad Street Road, Suite L
Glen Allen, Virginia  23060

EXHIBIT B


                              STOCK

The shares of Richard H. Villa, D.M.D., P.C., as attached hereto.

                            EXHIBIT C


                    NON-COMPETITION AGREEMENT

                           EXHIBIT D


           ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


A.   Method of Invoking ADR Procedures

     1. These procedures may be invoked by any party to an agreement which incorporates these procedures by giving written notice to the other of the dispute and designating a person with decision-making authority (the "representative") to act on behalf of the disputing party regarding the dispute. The other party shall be required to respond to the disputing party's notice within five (5) business days by designating in writing its own representative. A party may choose more than one person to represent it. If a party appoints only one representative, one or more of its officers may nonetheless attend such meetings.

     2. The parties, each acting through its representative, shall meet at a mutually acceptable time and place within five
(5) business days after the non-disputing party designates its representative to the other. At that meeting, the parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

     3. If, within ten (10) business days after the first meeting or within such longer period of time as the parties may mutually agree, the parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

     4. The parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the parties are unable to agree on a mutually acceptable mediator within five (5) days after the conclusion of the negotiations described in paragraph 3 above, then the parties shall select a neutral third party from the American Arbitration Association ("AAA"), with the assistance of the AAA, unless the parties agree otherwise in finding a mutually acceptable mediator.

     5. The PC and the MSO shall each bear 50% of the fees and costs of the mediator and any fees and costs of the AAA.

     6. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty
(30) days from appointment of a mediator by any of the parties or the AAA.

B.   Mediation procedures

     1.   The mediator shall be neutral and impartial.

     2. The mediator shall control the procedural aspects of the mediation. The parties will cooperate fully with the mediator.

          (a) The mediator is free to meet and communicate separately with each party.

          (b) The mediator will decide when to hold joint meetings with the parties and when to hold separate meetings. There shall be no stenographic record of any meeting. Formal rules of evidence will not apply.

          (c) The mediator may request that there be no direct communication between the parties or between their attorneys without the concurrence of the mediator.

     3. Each party may be represented by more than one person, e.g., one or more of its officers and an attorney. Each party will have a representative fully authorized to negotiate a settlement of the dispute present.

     4.   The process will be conducted expeditiously.

     5. The mediator will not transmit information received from any party to another party or any third person unless authorized to do so by the party transmitting the information.

     6. The entire process is confidential. The parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the Federal Rules of Evidence and state rules of evidence.

     7. The parties will refrain from pursuing administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures.

     8. Unless all parties and the mediator otherwise agree in writing,

          (a) The mediator will be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons who are not parties to this mediation); and

          (b) The mediator and any documents and information in the mediator's possession will not be subpoenaed in any such investigation, action or proceeding, and all parties will oppose any effort to have the mediator and documents subpoenaed.

     9. If the dispute goes into arbitration, the mediator shall not serve as an arbitrator, unless the parties and the mediator otherwise agree in writing.

     10. The mediator, if a lawyer, may freely express views to the parties on the legal issues of the dispute.

     11. The mediator shall not be liable for any act or omission in connection with the mediation.

     12. The mediator may withdraw at any time by written notice to the parties (i) for overriding personal reasons, (ii) if the mediator believes that a party is not acting in good faith, or
(iii) if the mediator concludes that further mediation efforts would not be useful.

C.   Binding Arbitration

     If the parties do not resolve the dispute through mediation within the period provided in Part A above, the parties shall submit the matter to binding arbitration before a qualified sole arbitrator in accordance with the then current Commercial Arbitration Rules of the AAA. The arbitration shall be held in Los Angeles, California. The sole arbitrator shall be agreed upon by the parties within twenty (20) days after either party elects to submit any issue to arbitration or, failing that, shall be selected by the AAA. A qualified arbitrator is one who is familiar with the principal subject matter of the issues to be arbitrated such as by way of example, healthcare services industry matters, management consulting services generally or business law/corporate matters generally. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall not have the authority to award multiple, punitive or consequential damages under any circumstances.